EXHIBIT 10 (125)





                        THE PROMUS COMPANIES INCORPORATED
                               Stock Option Award




THIS CERTIFIES THAT
the Human Resources Committee of the Board of Directors of the Company has awarded _______________________________________________ a Nonqualified Stock
Option to purchase ____________________________ shares of the Company s Common Stock at a price of ______________ Dollars per share.


Original Grant Date:  __________________

This option is exercisable as follows, subject to the conditions on the reverse side of this certificate:




This award is subject to the terms and conditions of the Company's 1990 Stock Option Plan, as it may be amended from time to time. A brief summary of these terms and conditions is on the reverse of this award. This document constitutes part of a prospectus concerning securities that have been registered under the Securities Act of 1933.

IN WITNESS WHEREOF, the Company has caused this award to be executed by its duly authorized officers as of this __________ day of __________________________,
19_____.



ATTEST:


______________________                    ____________________________
Secretary                                 Chairman of the Board


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                          SUMMARY OF CERTAIN CONDITIONS

Shares of The Promus Companies Incorporated ("Promus" or "Company") common stock may be purchased under this stock option. Subject to the terms and conditions of the Plan, the term of this option is 10 years and one day from the grant date shown on the front side of this certificate. The option is exercisable in accordance with the stated schedule indicated on the front side of this certificate by giving written notice addressed to the Corporate Compensation Department, The Promus Companies Incorporated, 1023 Cherry Road, Memphis, TN 38117 (or such other address designated by Promus), specifying the number of shares to be purchased and by payment of the option price according to the rules of the Plan.

Subject to the Plan and Administrative Regulations thereunder and any contractual provisions, this stock option, to the extent not exercised, shall terminate and be forfeited on the expiration of 10 years and one day from the grant date shown on the front side of this certificate, upon breach by the optionee of any provision of this option, or upon optionee's ceasing to be an active employee of Promus (or its legal successor) or subsidiaries for any reason including but not limited to retirement and voluntary or involuntary termination including termination due to sale or closure of a business unit or sale of a subsidiary, provided, however:

- - If active employment ceases during the term of this stock option because of death or disability, then the unexercised portion of the options that were already vested (i.e., exercisable) at that time plus 50 percent of any future unvested installments shall be exercisable in full on the date that employment ceases or on the date of the determination of disability, as the case may be. All remaining unvested options will be forfeited.


- - The time period to exercise vested options, following retirement for age, death or determination of disability during the term of this option while in the employ of the Company (or its legal successor), is as follows:

                                     Period to Exercise Vested Options
          Years of Service          after Death, Disability or Retirement
          ----------------          -------------------------------------
       under 10 years (for death                    one year
          or disability)
       10 to 20 years (for death,                    two years
          disability or retirement)
       20 or more years (for death,                 three years
          disability or retirement)

- - Retirement means termination during the term of this option at or after age 55 and having 10 or more years of service with the Company or its subsidiaries. Disability means a determination (while you are an employee or on authorized sick leave) that you qualify for long-term disability insurance under the Company's LTD policy. Upon death, vested options may be exercised by your proper legal representative (executor or administrator) or your legal beneficiary subject to the Company being properly assured and legally advised of the rights of such persons.


- - Reference is made to the vesting acceleration provisions in the Plan's Administrative Regulations which provisions are applicable upon a "Change in Control" (as defined in, and subject to, such Regulations).


This stock option shall be non-transferable by the optionee other than by will or the laws of descent and distribution and shall be exercisable during optionee's lifetime only by optionee.

This stock option may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state laws or rules of any stock exchange whereon the common stock of Promus (or its legal successor) is listed.

ALL THE TERMS AND CONDITIONS OF THE PROMUS COMPANIES INCORPORATED 1990 STOCK OPTION PLAN AND ADMINISTRATIVE REGULATIONS THEREUNDER, AS AMENDED FROM TIME TO TIME, ARE INCORPORATED HEREIN BY REFERENCE. ANY CONFLICT OR QUESTIONS OF INTERPRETATION SHALL BE GOVERNED BY THE PROVISIONS OF THE PLAN, THE PLAN'S ADMINISTRATIVE REGULATIONS AND THE DECISIONS OF THE HUMAN RESOURCES COMMITTEE.